Exhibit 99.1

TAKUNG’S ONLINE ART TRADING PLATFORM GENERATES $2.33 BILLION IN TOTAL TRANSACTION VALUE IN 2015

December Transactions Up 278 Percent on Record $451.22 Million

Hong Kong, January 8, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems, today said that the purchase and sale of ownership units of its listed artwork generated a total transaction value of approximately US$2.33 billion in calendar/fiscal 2015 versus US$730.56 million transacted in the prior year.

In December 2015, Takung achieved a monthly transaction record of US$451.22 million, or an average of $20.51 million daily in the 22-day trading month. This represents a 278 percent increase on the total transaction value of US$119.36 million, or an average of $5.68 million daily, recorded in the 21-day trading month of December 2014.

Takung also said it had added six new listings in December, bringing the total number of listings of artwork trading on its platform to 49. The company generates revenue from listing fees associated with the artworks’ initial offering prices, as well as recurring revenue from trading commissions and nominal management fees.

Since December 2013, Takung has provided an effective way for art collectors and investors to buy and sell ownership units in valuable paintings, calligraphies, jewelry and precious gems. Takung’s unique approach is to divide artwork into equal ownership units based on its appraised value. Traders can then buy and sell these units online via a client app available for download from the company’s commercial website at eng.takungae.com.

There are two types of listings on the Takung site - an individual artwork or a portfolio of several pieces. At year-end 2015, the company’s 49 listings had a combined trading value of approximately US$154.61 million - up 689 percent from their aggregate initial listing value of US$19.59 million. Currently, almost all of the traders on the platform are located in mainland China. All transactions are done in Hong Kong dollars, and settlements are in either Hong Kong dollars or RMB.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems. This proprietary platform (eng.takungae.com) allows collectors and investors – including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company’s shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via its two wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., and Takung (Shanghai) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance.  All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment.  New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.

Leslie Chow

+852 31580977

leslie.chow@takungae.com

Asia IR•PR - Investor Relations

Jimmy Caplan

512-329-9505

jimmy@asia-irpr.com

Asia IR•PR - Media Relations

Rick Eisenberg

212-496-6828

rick@asia-irpr.com